Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

ITASCA, IL, January 26, 2017 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter and year ended December 31, 2016. Management will host a webcast conference call to discuss these results on Friday, January 27, 2017 at 9:00 a.m. ET/8:00 a.m. CT. To listen to the call, and for printer-friendly formats of this release and the “Supplemental Quarterly Data” and “CFO Commentary,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.

Summary of Financial Results – Fourth Quarter

Reconciliations of non-GAAP measures begin on page 2

(Dollars in millions, except per share data)	4th Q 2016		4th Q 2015		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP
Brokerage Segment
Revenues	$885.7	$883.8	$851.8	$821.4	4%	8%
Organic revenues		$833.2		$804.4		3.6%
Net earnings	$78.6		$51.7		52%
Net earnings margin	8.9%		6.1%		+280 bpts
Adjusted EBITDAC		$228.2		$209.5		9%
Adjusted EBITDAC margin		25.8%		25.5%		+31 bpts
Diluted net earnings per share	$0.44	$0.54	$0.30	$0.50	47%	8%

Risk Management Segment
Revenues	$185.6	$185.6	$181.3	$180.9	2%	3%
Organic revenues		$185.3		$180.1		2.9%
Net earnings	$15.1		$11.4		32%
Net earnings margin	8.1%		6.3%		+185 bpts
Adjusted EBITDAC		$33.2		$31.6		5%
Adjusted EBITDAC margin		17.9%		17.5%		+42 bpts
Diluted net earnings per share	$0.08	$0.09	$0.06	$0.08	33%	13%

Corporate Segment
Diluted net earnings (loss) per share	$0.01	$0.03	$(0.01)	$0.01	200%	200%

Total Company
Diluted net earnings per share	$0.53	$0.66	$0.35	$0.59	51%	12%

“We had a terrific quarter to finish an excellent 2016. For both the quarter and the full year, we delivered strong growth in revenue, improvement in our margin and disciplined execution of our tuck-in M&A strategy,” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “We are well positioned for 2017. Our unique Gallagher culture is as strong as ever, our integration efforts are largely complete and we have a robust M&A pipeline. We continue to see an environment where our talented production and claims staff can drive growth.”

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Summary of Financial Results – Year Ended December 31, 2016

Reconciliations of non-GAAP measures begin on page 3

(Dollars in millions, except per share data)	Year 2016		Year 2015		Change
	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP	Reported GAAP	Adjusted Non-GAAP
Brokerage Segment
Revenues	$3,527.9	$3,521.3	$3,324.0	$3,232.0	6%	9%
Organic revenues		$3,286.7		$3,173.9		3.6%
Net earnings	$357.1		$268.1		33%
Net earnings margin	10.1%		8.1%		+205 bpts
Adjusted EBITDAC		$948.7		$856.8		11%
Adjusted EBITDAC margin		26.9%		26.5%		+43 bpts
Diluted net earnings per share	$1.98	$2.30	$1.54	$2.13	29%	8%

Risk Management Segment
Revenues	$718.1	$718.1	$727.1	$723.4	-1%	-1%
Organic revenues		$713.9		$705.1		1.3%
Net earnings	$57.2		$57.2		0%
Net earnings margin	8.0%		7.9%		+10 bpts
Adjusted EBITDAC		$124.4		$124.9		0%
Adjusted EBITDAC margin		17.3%		17.3%		+5 bpts
Diluted net earnings per share	$0.32	$0.33	$0.33	$0.36	-3%	-8%

Corporate Segment
Diluted net earnings per share	$0.02	$0.11	$0.19	$0.09	-89%	22%

Total Company
Diluted net earnings per share	$2.32	$2.74	$2.06	$2.58	13%	6%

Quarter Ended December 31 Reported GAAP to Adjusted Non-GAAP Reconciliation:

							Diluted Net
	Revenues		Net Earnings		EBITDAC		Earnings Per Share
Segment	4th Q 16	4th Q 15	4th Q 16	4th Q 15	4th Q 16	4th Q 15	4th Q 16	4th Q 15
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$885.7	$851.8	$78.6	$51.7	$210.8	$170.4	$0.44	$0.30
Gains on book sales	(1.9)	0.3	(1.4)	0.2	(1.9)	0.3	(0.01)	—
Acquisition integration	—	—	7.7	20.6	10.2	34.4	0.04	0.11
Workforce & lease termination	—	—	6.5	3.6	8.6	5.1	0.04	0.02
Acquisition related adjustments	—	—	5.3	14.7	0.5	0.7	0.03	0.09
U.K. statutory income tax rate change	—	—	—	(4.2)	—	—	—	(0.02)
Levelized foreign currency translation	—	(30.7)	—	1.0	—	(1.4)	—	—

Brokerage, as adjusted *	883.8	821.4	96.7	87.6	228.2	209.5	0.54	0.50

Risk Management, as reported	185.6	181.3	15.1	11.4	32.3	27.1	0.08	0.06
Workforce & lease termination	—	—	0.6	0.8	0.9	1.0	0.01	—
Client run-off	—	—	—	2.4	—	3.0	—	0.02
Levelized foreign currency translation	—	(0.4)	—	0.4	—	0.5	—	—

Risk Management, as adjusted *	185.6	180.9	15.7	15.0	33.2	31.6	0.09	0.08

Corporate, as reported	313.7	301.8	7.3	5.1	(45.8)	(34.8)	0.01	(0.01)
Impact of 2015 litigation settlement	—	—	4.5	4.6	5.6	5.7	0.02	0.02

Corporate, as adjusted *	313.7	301.8	11.8	9.7	(40.2)	(29.1)	0.03	0.01

Total Company, as reported	$1,385.0	$1,334.9	$101.0	$68.2	$197.3	$162.7	$0.53	$0.35

Total Company, as adjusted *	$1,383.1	$1,304.1	$124.2	$112.3	$221.2	$212.0	$0.66	$0.59

Total Brokerage & Risk Management, as reported	$1,071.3	$1,033.1	$93.7	$63.1	$243.1	$197.5	$0.52	$0.36

Total Brokerage & Risk Management, as adjusted *	$1,069.4	$1,002.3	$112.4	$102.6	$261.4	$241.1	$0.63	$0.58

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*	For 2016, the pretax impact of the Brokerage Segment adjustments totals $23.9 million, with a corresponding adjustment to the provision for income taxes of $5.8 million relating to these items. The pretax impact of the Risk Management Segment adjustments totals $0.9 million, with a corresponding adjustment to the provision for income taxes of $0.3 million relating to these items. The pretax impact of the Corporate Segment adjustments totals $5.6 million, with a corresponding adjustment to the provision for income taxes of $1.1 million relating to this item. A detailed reconciliation of the 2016 and 2015 provision for income taxes is shown on page 13.

Year Ended December 31 Reported GAAP to Adjusted Non-GAAP Reconciliation:

							Diluted Net
	Revenues		Net Earnings		EBITDAC		Earnings Per Share
Segment	Year 16	Year 15	Year 16	Year 15	Year 16	Year 15	Year 16	Year 15
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$3,527.9	$3,324.0	$357.1	$268.1	$885.2	$746.2	$1.98	$1.54
Gains on book sales	(6.6)	(6.7)	(4.7)	(5.0)	(6.6)	(6.7)	(0.03)	(0.03)
Acquisition integration	—	—	32.8	69.2	45.7	100.9	0.18	0.40
Workforce & lease termination	—	—	15.1	16.3	20.7	23.0	0.09	0.09
Acquisition related adjustments	—	—	14.9	28.5	3.7	3.4	0.09	0.16
U.K. statutory income tax rate change	—	—	(1.5)	(4.2)	—	—	(0.01)	(0.02)
Levelized foreign currency translation	—	(85.3)	—	(1.1)	—	(10.0)	—	(0.01)

Brokerage, as adjusted *	3,521.3	3,232.0	413.7	371.8	948.7	856.8	2.30	2.13

Risk Management, as reported	718.1	727.1	57.2	57.2	122.2	119.1	0.32	0.33
Workforce & lease termination	—	—	1.5	2.1	2.2	2.9	0.01	0.01
Client run-off / bankruptcy	—	1.0	—	3.1	—	4.0	—	0.02
Acquisition related adjustments	—	—	—	(0.3)	—	—	—	—
Levelized foreign currency translation	—	(4.7)	—	(0.6)	—	(1.1)	—	—

Risk Management, as adjusted *	718.1	723.4	58.7	61.5	124.4	124.9	0.33	0.36

Corporate, as reported	1,348.8	1,341.3	30.7	63.8	(157.8)	(94.0)	0.02	0.19
Impact of 2015 litigation settlement	—	(31.0)	16.1	(17.7)	20.2	(16.2)	0.09	(0.10)

Corporate, as adjusted *	1,348.8	1,310.3	46.8	46.1	(137.6)	(110.2)	0.11	0.09

Total Company, as reported	$5,594.8	$5,392.4	$445.0	$389.1	$849.6	$771.3	$2.32	$2.06

Total Company, as adjusted *	$5,588.2	$5,265.7	$519.2	$479.4	$935.5	$871.5	$2.74	$2.58

Total Brokerage & Risk Management, as reported	$4,246.0	$4,051.1	$414.3	$325.3	$1,007.4	$865.3	$2.30	$1.87

Total Brokerage & Risk Management, as adjusted *	$4,239.4	$3,955.4	$472.4	$433.3	$1,073.1	$981.7	$2.63	$2.49

*	For 2016, the pretax impact of the Brokerage Segment adjustments totals $80.5 million, with a corresponding adjustment to the provision for income taxes of $23.9 million relating to these items. The pretax impact of the Risk Management Segment adjustments totals $2.2 million, with a corresponding adjustment to the provision for income taxes of $0.7 million relating to these items. The pretax impact of the Corporate Segment adjustments totals $20.2 million, with a corresponding adjustment to the provision for income taxes of $4.1 million relating to this item. A detailed reconciliation of the 2016 and 2015 provision for income taxes is shown on page 14.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	4th Q 16	4th Q 15	Change	Year 16	Year 15	Change
Base Commissions and Fees
Commissions and fees, as reported	$816.5	$790.1	3.3%	$3,214.8	$3,044.5	5.6%
Less commissions and fees from acquisitions	(33.9)	—		(173.2)	—
Less disposed of operations	—	(1.4)		—	(3.3)
Levelized foreign currency translation	—	(27.4)		—	(78.7)

Organic base commissions and fees	$782.6	$761.3	2.8%	$3,041.6	$2,962.5	2.7%

Supplemental Commissions
Supplemental commissions, as reported	$40.2	$34.6	16.2%	$147.0	$125.5	17.1%
Less supplemental commissions from acquisitions	(0.1)	—		(1.5)	—
Less disposed of operations	—	(0.1)		—	(0.3)
Levelized foreign currency translation	—	(2.8)		—	(6.3)

Organic supplemental commissions	$40.1	$31.7	26.5%	$145.5	$118.9	22.4%

Contingent Commissions
Contingent commissions, as reported	$10.5	$11.9	-11.8%	$107.2	$93.7	14.4%
Less contingent commissions from acquisitions	—	—		(7.6)	—
Less disposed of operations	—	(0.1)		—	(0.2)
Levelized foreign currency translation	—	(0.4)		—	(1.0)

Organic contingent commissions	$10.5	$11.4	-7.9%	$99.6	$92.5	7.7%

Total reported commissions, fees, supplemental commissions and contingent commissions	$867.2	$836.6	3.7%	$3,469.0	$3,263.7	6.3%
Less commissions and fees from acquisitions	(34.0)	—		(182.3)	—
Less disposed of operations	—	(1.6)		—	(3.8)
Levelized foreign currency translation	—	(30.6)		—	(86.0)

Total organic commissions, fees, supplemental commissions and contingent commissions	$833.2	$804.4	3.6%	$3,286.7	$3,173.9	3.6%

Our domestic and international operations both posted growth similar to the 3.6% growth in total organic revenues for fourth quarter 2016.

Acquisition Activity	4th Q 16	4th Q 15	Year 16	Year 15
Number of acquisitions closed *	9	15	37	42
Estimated annualized revenues acquired (in millions)	$40.1	$46.3	$137.9	$223.2

*	Gallagher issued 114,000 shares in connection with tax-free exchange acquisitions in the fourth quarter of 2016. In anticipation, a similar number of shares were repurchased in June 2016. For the full year, Gallagher issued 1,998,000 shares in connection with tax-free exchange acquisitions and repurchased 2,265,000 shares to fully offset the impact of the issued shares.

Through January 26, 2017, Gallagher closed an additional 5 acquisitions with estimated annualized revenues of approximately $32.2 million. No shares were issued related to these acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued):

Compensation Expense and Ratios		4th Q 16	4th Q 15	Year 16	Year 15
Compensation expense, as reported		$526.7	$509.5	$2,041.8	$1,939.7
Acquisition integration (1)		(2.9)	(8.5)	(16.9)	(38.3)
Workforce and lease termination related charges		(8.2)	(4.5)	(17.5)	(20.0)
Acquisition related adjustments		(0.5)	(0.7)	(3.7)	(3.4)
Levelized foreign currency translation		—	(18.5)	—	(52.9)

Compensation expense, as adjusted		$515.1	$477.3	$2,003.7	$1,825.1

Reported compensation expense ratios using reported revenues on pages 2 and 3	*	59.5%	59.8%	57.9%	58.4%

Adjusted compensation expense ratios using adjusted revenues on pages 2 and 3	*	58.3%	58.1%	56.9%	56.5%

*	Reported fourth quarter compensation ratio was 0.3 pts lower than the same period in 2015. Adjusted fourth quarter compensation ratio was 0.2 pts higher than the same period in 2015. All items were essentially consistent with the prior period.

Operating Expense and Ratios			4th Q 16	4th Q 15	Year 16	Year 15
Operating expense, as reported			$148.2	$171.9	$600.9	$638.1
Acquisition integration (1)			(7.3)	(25.9)	(28.8)	(62.6)
Workforce and lease termination related charges			(0.4)	(0.6)	(3.2)	(3.0)
Levelized foreign currency translation			—	(10.8)	—	(22.4)

Operating expense, as adjusted			$140.5	$134.6	$568.9	$550.1

Reported operating expense ratios using reported revenues on pages 2 and 3	*		16.7%	20.2%	17.0%	19.2%

Adjusted operating expense ratios using adjusted revenues on pages 2 and 3	*	*	15.9%	16.4%	16.2%	17.0%

*	Reported fourth quarter operating expense ratio was 3.5 pts lower than the same period in 2015. This ratio was primarily impacted by decreased technology costs, lease abandonment charges and outside consulting fees related to our integration efforts.

**	Adjusted fourth quarter operating expense ratio was 0.5 pts lower than the same period in 2015. This ratio was primarily impacted by savings in professional fees and travel and meeting expenses.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	4th Q 16	4th Q 15	Change	Year 16	Year 15	Change
Net earnings, as reported	$78.6	$51.7	52.0%	$357.1	$268.1	33.2%
Provision for income taxes	45.3	21.6		194.1	145.3
Depreciation	14.6	15.2		57.2	54.4
Amortization	61.4	67.2		244.7	237.3
Change in estimated acquisition earnout payables	10.9	14.7		32.1	41.1

EBITDAC	210.8	170.4	23.7%	885.2	746.2	18.6%
Gains from books of business sales	(1.9)	0.3		(6.6)	(6.7)
Acquisition integration (1)	10.2	34.4		45.7	100.9
Acquisition related adjustments	0.5	0.7		3.7	3.4
Workforce and lease termination related charges	8.6	5.1		20.7	23.0
Levelized foreign currency translation	—	(1.4)		—	(10.0)

EBITDAC, as adjusted	$228.2	$209.5	8.9%	$948.7	$856.8	10.7%

Net earnings margin, as reported using reported revenues on pages 2 and 3	8.9%	6.1%	+280 bpts	10.1%	8.1%	+205 bpts

EBITDAC margin, as adjusted using adjusted revenues on pages 2 and 3	25.8%	25.5%	+31 bpts	26.9%	26.5%	+43 bpts

(1)	Acquisition integration costs consist mostly of IT system conversion costs, professional fees, and compensation related to certain of our large acquisitions outside the scope of our usual tuck-in strategy.

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	4th Q 16	4th Q 15	Change	Year 16	Year 15	Change
Fees	$183.9	$178.9	2.8%	$713.5	$710.9	0.4%
International performance bonus fees	1.4	2.2	-36.4%	3.6	15.6	-76.9%

Fees as reported	185.3	181.1	2.3%	717.1	726.5	-1.3%
Less fees from acquisitions	—	—		(3.1)	—
Less client run-off	—	(0.6)		(0.1)	(16.7)
Levelized foreign currency translation	—	(0.4)		—	(4.7)

Organic fees	$185.3	$180.1	2.9%	$713.9	$705.1	1.3%

Compensation Expense and Ratios			4th Q 16	4th Q 15	Year 16	Year 15
Compensation expense, as reported			$108.2	$105.7	$424.5	$427.2
Client run-off			—	(0.7)	—	(0.7)
Workforce and lease termination related charges			(0.7)	(0.5)	(1.9)	(2.2)
Levelized foreign currency translation			—	(0.6)	—	(2.6)

Compensation expense, as adjusted			$107.5	$103.9	$422.6	$421.7

Reported compensation expense ratios using reported revenues on pages 2 and 3	*		58.3%	58.3%	59.1%	58.8%

Adjusted compensation expense ratios using adjusted revenues on pages 2 and 3	*	*	57.9%	57.4%	58.9%	58.3%

*	Reported fourth quarter compensation ratio was flat compared to the same period in 2015. All items were essentially consistent with the prior period.

**	Adjusted fourth quarter compensation ratio was 0.5 pts higher than the same period in 2015. This ratio was primarily impacted by increased employee benefits.

Operating Expense and Ratios			4th Q 16	4th Q 15	Year 16	Year 15
Operating expense, as reported			$45.1	$48.5	$171.4	$180.8
Client run-off			—	(2.3)	—	(2.3)
Workforce and lease termination related charges			(0.2)	(0.5)	(0.3)	(0.7)
Levelized foreign currency translation			—	(0.3)	—	(1.0)

Operating expense, as adjusted			$44.9	$45.4	$171.1	$176.8

Reported operating expense ratios using reported revenues on pages 2 and 3	*		24.3%	26.8%	23.9%	24.9%

Adjusted operating expense ratios using adjusted revenues on pages 2 and 3	*	*	24.2%	25.1%	23.8%	24.4%

*	Reported fourth quarter operating expense ratio was 2.5 pts lower than the same period in 2015. This ratio was primarily impacted by expenses related to former client run-off occurring in the prior period.

**	Adjusted fourth quarter operating expense ratio was 0.9 pts lower than the same period in 2015. This ratio was primarily impacted by savings in technology expenses and travel and meeting expenses.

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued):

Net Earnings to Adjusted EBITDAC (Non-GAAP)	4th Q 16	4th Q 15	Change	Year 16	Year 15	Change
Net earnings, as reported	$15.1	$11.4	32.5%	$57.2	$57.2	0.0%
Provision for income taxes	9.5	8.2		35.3	35.1
Depreciation	7.0	6.7		27.2	24.3
Amortization	0.7	0.8		2.5	3.0
Change in estimated acquisition earnout payables	—	—		—	(0.5)

EBITDAC	32.3	27.1	19.2%	122.2	119.1	2.6%
Workforce and lease termination related charges	0.9	1.0		2.2	2.9
Client run-off/bankruptcy	—	3.0		—	4.0
Levelized foreign currency translation	—	0.5		—	(1.1)

EBITDAC, as adjusted	$33.2	$31.6	5.1%	$124.4	$124.9	-0.4%

Net earnings margin, as reported using reported revenues on pages 2 and 3	8.1%	6.3%	+185 bpts	8.0%	7.9%	+10 bpts

EBITDAC margin, as adjusted using adjusted revenues on pages 2 and 3	17.9%	17.5%	+42 bpts	17.3%	17.3%	+5 bpts

Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

	2016			2015
	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings Attributable to Controlling Interests	Pretax Earnings (Loss)	Income Tax Benefit	Net Earnings Attributable to Controlling Interests
4th Quarter
Interest and banking costs	$(29.2)	$11.7	$(17.5)	$(26.3)	$10.5	$(15.8)
Clean energy related (1)	(35.1)	63.7	28.6	(27.3)	47.7	20.4
Acquisition costs	(0.9)	0.1	(0.8)	(0.9)	0.1	(0.8)
Corporate	(15.3)	10.4	(4.9)	(11.8)	10.2	(1.6)
Litigation settlement (2)	(5.6)	1.1	(4.5)	(5.7)	1.1	(4.6)

Reported 4th quarter	(86.1)	87.0	0.9	(72.0)	69.6	(2.4)
Litigation settlement (2)	5.6	(1.1)	4.5	5.7	(1.1)	4.6

Adjusted 4th quarter	$(80.5)	$85.9	$5.4	$(66.3)	$68.5	$2.2

Year
Interest and banking costs	$(112.8)	$45.1	$(67.7)	$(105.4)	$42.1	$(63.3)
Clean energy related (1)	(133.2)	247.6	114.4	(116.1)	217.0	100.9
Acquisition costs	(4.6)	0.7	(3.9)	(4.3)	0.6	(3.7)
Corporate	(43.0)	20.0	(23.0)	(33.2)	14.8	(18.4)
Litigation settlement (2)	(20.2)	4.1	(16.1)	16.2	1.5	17.7

Reported full year	(313.8)	317.5	3.7	(242.8)	276.0	33.2
Litigation settlement (2)	20.2	(4.1)	16.1	(16.2)	(1.5)	(17.7)

Adjusted full year	$(293.6)	$313.4	$19.8	$(259.0)	$274.5	$15.5

(1)	Pretax earnings for the fourth quarter are presented net of amounts attributable to noncontrolling interests of $6.4 million in 2016 and $7.5 million in 2015. Pretax earnings for the year ended are presented net of amounts attributable to noncontrolling interests of $27.0 million in 2016 and $30.6 million in 2015.

(2)	During the third quarter of 2015, Gallagher settled litigation against certain former U.K. executives and their advisors for a pretax gain of $31.0 million ($22.3 million net of costs and taxes). Incremental expenses that arose in connection with this matter will result in after-tax charges of up to $4.5 million per quarter through June 30, 2017.

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Interest and banking costs and debt - At December 31, 2016, Gallagher had $2,450.0 million of borrowings from private placements, $278.0 million of short-term borrowings under its line of credit facility and $125.6 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers and as such are excluded from our debt covenant computations. On December 1, 2016, Gallagher entered into a note purchase agreement for a private placement of $100.0 million of senior unsecured notes. Proceeds were primarily used to fund the $50.0 million of private placement debt that matured on November 30, 2016 and partially fund acquisitions.

Clean energy - Consists of the operating results related to our investments in 34 clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation.

Income Taxes

Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended December 31, 2016 and 2015 was (46.8)% and (140.1)%, respectively, which was lower than the statutory rate due to the amount of IRC Section 45 tax credits earned.

At-the-market equity program - Gallagher has an at-the-market equity program under which up to $15.6 million of its common stock remaining in the program may be sold through Morgan Stanley & Co. LLC as sales agent. During fourth quarter 2016, Gallagher did not sell any shares of its common stock under the program.

Balance Sheet Reclassifications

In first quarter 2016, Gallagher adopted new accounting guidance related to the presentation of both debt issuance costs and income taxes in the consolidated balance sheet. The new debt issuance costs guidance requires such costs to be presented in the balance sheet as a direct deduction from the associated debt liability. The new income tax guidance requires that deferred tax assets and liabilities be classified as noncurrent on the balance sheet rather than being separated into current and noncurrent components. The new guidance has been applied on a retrospective basis. Accordingly, Gallagher reclassified debt issuance costs of $3.3 million included in Other noncurrent assets to Corporate related borrowings - noncurrent in its consolidated balance sheet as of December 31, 2015. Gallagher also reclassified the current deferred taxes to noncurrent in its consolidated balance sheet as of December 31, 2015, which increased Noncurrent deferred income taxes by $122.1 million and increased Other noncurrent liabilities by $4.6 million. In addition, in fourth quarter 2016, Gallagher reclassified work in process type assets related to its new corporate headquarters and other projects of $46.3 million included in Other noncurrent assets to Fixed assets in its consolidated balance sheet as of December 31, 2015.

Webcast Conference Call

Gallagher will host a webcast conference call on Friday, January 27, 2017 at 9:00 a.m. ET/8:00 a.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 33 countries and offers client-service capabilities in more than 150 countries around the world through a network of correspondent brokers and consultants.

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding (i) the amount of, and potential uses for, investment returns generated by Gallagher’s clean energy investments; (ii) our corporate income tax rate; (iii) anticipated future results or performance of any segment or the Company as a whole; (iv) the premium rate environment; (v) the economic environment; and (vi) anticipated acquisition integration costs.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	Risks and uncertainties related to Gallagher’s clean energy investments, including uncertainties related to political and regulatory risks, such as potential actions by Congress or challenges by the IRS eliminating or reducing the availability of tax credits under IRC Section 45 retroactively and/or going forward; the ability to maintain and find co-investors; the potential for divergent business objectives by co-investors and other stakeholders; plant operational risks, including supply-chain risks; utilities’ future use of, or demand for, coal; the market price of coal; the costs of moving a clean coal plant; intellectual property litigation risks; and environmental risks - all of which could impact (i) and (ii) above; and

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•	Changes in worldwide and national economic conditions (including a possible economic downturn or recession in the U.K. because of the recent Brexit vote); changes in premium rates and in insurance markets generally; changes in the insurance brokerage industry’s competitive landscape; and the uncertainties and challenges inherent in the acquisition integration process - all of which could impact (iii) - (vi) above.

Please refer to Gallagher’s filings with the SEC, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), for the Brokerage and Risk Management segments, adjusted revenues, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue measures for each operating segment. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. See further below for definitions and the reason each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher does not make determinations regarding executive officer incentive compensation on the basis of “adjusted” measures such as those described below in “Adjusted revenues and expenses” or “Adjusted EBITDAC”. Instead, incentive compensation determinations for executive officers are made on the basis of revenue and EBITAC (defined as earnings before interest, taxes, amortization and change in estimated earnout payables) for the combined Brokerage and Risk Management segments. Certain reclassifications have been made to the prior year amounts reported in this press release in order to conform them to the current year presentation.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior year information, presented in this earnings release, provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 13 and 14 for a reconciliation of the adjustments made to income taxes.

•	Adjusted revenues and expenses - Revenues, compensation expense and operating expense, respectively, each adjusted to exclude the following:

•	Net gains realized from sales of books of business, which are primarily net proceeds received related to sales of books of business and other divestiture transactions.

•	Acquisition integration costs, which include costs related to certain of our large acquisitions, outside the scope of our usual tuck-in strategy, not expected to occur on an ongoing basis in the future once we fully assimilate the applicable acquisition. These costs are typically associated with redundant workforce, extra lease space, duplicate services and external costs incurred to assimilate the acquisition with our IT related systems.

•	Workforce related charges, which primarily include severance costs related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•	Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments, impacts of acquisition valuation true-ups, impairment charges and acquisition related compensation charges.

•	The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•	EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues. These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and, for the overall business, provide a meaningful way to measure its financial performance on an ongoing basis.

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•	Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains realized from sales of books of business, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments and the period-over-period impact of foreign currency translation, as applicable and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

•	Adjusted EPS for the Brokerage and Risk Management segments - Net earnings adjusted to exclude the after-tax impact of net gains realized from sales of books of business, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges and acquisition related adjustments divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues excludes the first twelve months of net commission and fee revenues generated from acquisitions and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior year. In addition, change in base commission and fee revenue organic growth excludes the period-over-period impact of foreign currency translation. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the impact of run-off of the New South Wales Workers’ Compensation Scheme and other closed down operations and the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 11 and 12), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 2 and 3), for organic revenue measures (on pages 4 and 6, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 5, 6 and 7, respectively, for the Brokerage and Risk Management segments). Reported compensation and operating expense ratios can also be found in the “Supplemental Quarterly Data” available at ajg.com/IR.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Qtr and Year Ended December 31,

(Unaudited - in millions except per share, percentage and workforce data)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Brokerage Segment	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Commissions	$596.8	$590.1	$2,439.1	$2,338.7
Fees	219.7	200.0	775.7	705.8
Supplemental commissions	40.2	34.6	147.0	125.5
Contingent commissions	10.5	11.9	107.2	93.7
Investment income and gains realized on books of business sales	18.5	15.2	58.9	60.3

Revenues	885.7	851.8	3,527.9	3,324.0

Compensation	526.7	509.5	2,041.8	1,939.7
Operating	148.2	171.9	600.9	638.1
Depreciation	14.6	15.2	57.2	54.4
Amortization	61.4	67.2	244.7	237.3
Change in estimated acquisition earnout payables	10.9	14.7	32.1	41.1

Expenses	761.8	778.5	2,976.7	2,910.6

Earnings before income taxes	123.9	73.3	551.2	413.4
Provision for income taxes	45.3	21.6	194.1	145.3

Net earnings	78.6	51.7	357.1	268.1
Net earnings (loss) attributable to noncontrolling interests	(0.5)	(1.6)	3.6	1.7

Net earnings attributable to controlling interests	$79.1	$53.3	$353.5	$266.4

EBITDAC
Net earnings	$78.6	$51.7	$357.1	$268.1
Provision for income taxes	45.3	21.6	194.1	145.3
Depreciation	14.6	15.2	57.2	54.4
Amortization	61.4	67.2	244.7	237.3
Change in estimated acquisition earnout payables	10.9	14.7	32.1	41.1

EBITDAC	$210.8	$170.4	$885.2	$746.2

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Risk Management Segment	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Fees	$185.3	$181.1	$717.1	$726.5
Investment income	0.3	0.2	1.0	0.6

Revenues	185.6	181.3	718.1	727.1

Compensation	108.2	105.7	424.5	427.2
Operating	45.1	48.5	171.4	180.8
Depreciation	7.0	6.7	27.2	24.3
Amortization	0.7	0.8	2.5	3.0
Change in estimated acquisition earnout payables	—	—	—	(0.5)

Expenses	161.0	161.7	625.6	634.8

Earnings before income taxes	24.6	19.6	92.5	92.3
Provision for income taxes	9.5	8.2	35.3	35.1

Net earnings	15.1	11.4	57.2	57.2
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$15.1	$11.4	$57.2	$57.2

EBITDAC
Net earnings	$15.1	$11.4	$57.2	$57.2
Provision for income taxes	9.5	8.2	35.3	35.1
Depreciation	7.0	6.7	27.2	24.3
Amortization	0.7	0.8	2.5	3.0
Change in estimated acquisition earnout payables	—	—	—	(0.5)

EBITDAC	$32.3	$27.1	$122.2	$119.1

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Corporate Segment	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Revenues from consolidated clean coal facilities	$303.2	$288.8	$1,303.8	$1,254.6
Royalty income from clean coal licenses	11.5	13.3	48.1	57.5
Loss from unconsolidated clean coal facilities	(0.6)	(0.3)	(1.8)	(1.3)
Other net revenues	(0.4)	—	(1.3)	30.5

Revenues	313.7	301.8	1,348.8	1,341.3

Cost of revenues from consolidated clean coal facilities	329.5	316.5	1,408.6	1,351.5
Compensation	24.3	18.5	72.6	62.0
Operating	5.7	1.6	25.4	21.8
Interest	28.3	25.8	109.8	103.0
Depreciation	5.6	3.9	19.2	15.2

Expenses	393.4	366.3	1,635.6	1,553.5

Loss before income taxes	(79.7)	(64.5)	(286.8)	(212.2)
Benefit for income taxes	(87.0)	(69.6)	(317.5)	(276.0)

Net earnings	7.3	5.1	30.7	63.8
Net earnings attributable to noncontrolling interests	6.4	7.5	27.0	30.6

Net earnings (loss) attributable to controlling interests	$0.9	$(2.4)	$3.7	$33.2

EBITDAC
Net earnings	$7.3	$5.1	$30.7	$63.8
Benefit for income taxes	(87.0)	(69.6)	(317.5)	(276.0)
Interest	28.3	25.8	109.8	103.0
Depreciation	5.6	3.9	19.2	15.2

EBITDAC	$(45.8)	$(34.8)	$(157.8)	$(94.0)

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Qtr Ended December 31,

(Unaudited - in millions except share and per share data)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Total Company	Dec 31, 2016	Dec 31, 2015	Dec 31, 2016	Dec 31, 2015
Commissions	$596.8	$590.1	$2,439.1	$2,338.7
Fees	405.0	381.1	1,492.8	1,432.3
Supplemental commissions	40.2	34.6	147.0	125.5
Contingent commissions	10.5	11.9	107.2	93.7
Investment income and gains realized on books of business sales	18.8	15.4	59.9	60.9
Revenues from clean coal activities	314.1	301.8	1,350.1	1,310.8
Other net revenues - Corporate	(0.4)	—	(1.3)	30.5

Revenues	1,385.0	1,334.9	5,594.8	5,392.4

Compensation	659.2	633.7	2,538.9	2,428.9
Operating	199.0	222.0	797.7	840.7
Cost of revenues from clean coal activities	329.5	316.5	1,408.6	1,351.5
Interest	28.3	25.8	109.8	103.0
Depreciation	27.2	25.8	103.6	93.9
Amortization	62.1	68.0	247.2	240.3
Change in estimated acquisition earnout payables	10.9	14.7	32.1	40.6

Expenses	1,316.2	1,306.5	5,237.9	5,098.9

Earnings before income taxes	68.8	28.4	356.9	293.5
Benefit for income taxes	(32.2)	(39.8)	(88.1)	(95.6)

Net earnings	101.0	68.2	445.0	389.1
Net earnings attributable to noncontrolling interests	5.9	5.9	30.6	32.3

Net earnings attributable to controlling interests	$95.1	$62.3	$414.4	$356.8

Diluted net earnings per share	$0.53	$0.35	$2.32	$2.06

Dividends declared per share	$0.38	$0.37	$1.52	$1.48

EBITDAC
Net earnings	$101.0	$68.2	$445.0	$389.1
Benefit for income taxes	(32.2)	(39.8)	(88.1)	(95.6)
Interest	28.3	25.8	109.8	103.0
Depreciation	27.2	25.8	103.6	93.9
Amortization	62.1	68.0	247.2	240.3
Change in estimated acquisition earnout payables	10.9	14.7	32.1	40.6

EBITDAC	$197.3	$162.7	$849.6	$771.3

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2016	Dec 31, 2015
Cash and cash equivalents	$545.5	$480.4
Restricted cash	1,392.1	1,412.1
Premiums and fees receivable	1,844.8	1,734.0
Other current assets	633.7	587.2

Total current assets	4,416.1	4,213.7
Fixed assets - net	377.6	249.0
Deferred income taxes (includes tax credit carryforwards of $477.9 in 2016 and $341.6 in 2015)	796.5	643.5
Other noncurrent assets	504.3	442.6
Goodwill - net	3,767.8	3,662.9
Amortizable intangible assets - net	1,627.3	1,698.8

Total assets	$11,489.6	$10,910.5

Premiums payable to insurance and reinsurance companies	$2,996.1	$2,877.1
Accrued compensation and other accrued liabilities	772.1	812.7
Unearned fees	69.0	61.3
Other current liabilities	70.9	54.0
Premium financing borrowings	125.6	137.0
Corporate related borrowings - current	578.0	245.0

Total current liabilities	4,611.7	4,187.1
Corporate related borrowings - noncurrent	2,144.6	2,071.7
Other noncurrent liabilities	1,077.5	963.5

Total liabilities	7,833.8	7,222.3

Stockholders’ equity:
Common stock - issued and outstanding	178.3	176.9
Capital in excess of par value	3,265.5	3,209.4
Retained earnings	916.4	774.5
Accumulated other comprehensive loss	(763.6)	(522.5)

Total controlling interests stockholders’ equity	3,596.6	3,638.3
Noncontrolling interests	59.2	49.9

Total stockholders’ equity	3,655.8	3,688.2

Total liabilities and stockholders’ equity	$11,489.6	$10,910.5

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

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Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	4th Q Ended	4th Q Ended		Year Ended	Year Ended
OTHER INFORMATION	Dec 31, 2016	Dec 31, 2015		Dec 31, 2016	Dec 31, 2015
Basic weighted average shares outstanding (000s)	178,174	176,810		177,560	172,239
Diluted weighted average shares outstanding (000s)	179,089	177,551		178,387	173,215
Number of common shares outstanding at end of period (000s)				178,329	176,947
Workforce at end of period (includes acquisitions):
Brokerage				18,635	17,841
Risk Management				5,449	5,439
Total Company			*	24,790	23,857

*	Prior to September 1, 2016, most of Gallagher’s India-based workforce was provided by a third-party on a cost-pass-through basis. During the 3rd quarter of 2016, Gallagher consummated a transaction whereby it now directly employees those associates thereby adding approximately 2,700 employees to our global workforce counts shown above.

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
4th Q Ended Dec 31, 2016
Brokerage, as reported	$123.9	$45.3	$78.6	$(0.5)	$79.1	$0.44
Gains on book sales	(1.9)	(0.5)	(1.4)	—	(1.4)	(0.01)
Acquisition integration	10.2	2.5	7.7	—	7.7	0.04
Workforce & lease termination	8.6	2.1	6.5	—	6.5	0.04
Acquisition related adjustments	7.0	1.7	5.3	—	5.3	0.03

Brokerage, as adjusted	$147.8	$51.1	$96.7	$(0.5)	$97.2	$0.54

Risk Management, as reported	$24.6	$9.5	$15.1	$—	$15.1	$0.08
Workforce & lease termination	0.9	0.3	0.6	—	0.6	0.01

Risk Management, as adjusted	$25.5	$9.8	$15.7	$—	$15.7	$0.09

Corporate, as reported	$(79.7)	$(87.0)	$7.3	$6.4	$0.9	$0.01
Impact of 2015 litigation settlement	5.6	1.1	4.5	—	4.5	0.02

Corporate, as adjusted	$(74.1)	$(85.9)	$11.8	$6.4	$5.4	$0.03

4th Q Ended Dec 31, 2015
Brokerage, as reported	$73.3	$21.6	$51.7	$(1.6)	$53.3	$0.30
Gains on book sales	0.3	0.1	0.2	—	0.2	—
Acquisition integration	34.4	13.8	20.6	—	20.6	0.11
Workforce & lease termination	5.1	1.5	3.6	—	3.6	0.02
Acquisition related adjustments	20.9	6.2	14.7	—	14.7	0.09
U.K. statutory income tax rate change	—	4.2	(4.2)	—	(4.2)	(0.02)
Levelized foreign currency translation	1.3	0.3	1.0	—	1.0	—

Brokerage, as adjusted	$135.3	$47.7	$87.6	$(1.6)	$89.2	$0.50

Risk Management, as reported	$19.6	$8.2	$11.4	$—	$11.4	$0.06
Workforce & lease termination	1.0	0.2	0.8	—	0.8	—
Client run-off	3.0	0.6	2.4	—	2.4	0.02
Acquisition related adjustments	—	—	—	—	—	—
Levelized foreign currency translation	0.6	0.2	0.4	—	0.4	—

Risk Management, as adjusted	$24.2	$9.2	$15.0	$—	$15.0	$0.08

Corporate, as reported	$(64.5)	$(69.6)	$5.1	$7.5	$(2.4)	$(0.01)
Impact of 2015 litigation settlement	5.7	1.1	4.6	—	4.6	0.02

Corporate, as adjusted	$(58.8)	$(68.5)	$9.7	$7.5	$2.2	$0.01

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
Year Ended Dec 31, 2016
Brokerage, as reported	$551.2	$194.1	$357.1	$3.6	$353.5	$1.98
Gains on book sales	(6.6)	(1.9)	(4.7)	—	(4.7)	(0.03)
Acquisition integration	45.7	12.9	32.8	—	32.8	0.18
Workforce & lease termination	20.7	5.6	15.1	—	15.1	0.09
Acquisition related adjustments	20.7	5.8	14.9	—	14.9	0.09
U.K. statutory income tax rate change	—	1.5	(1.5)	—	(1.5)	(0.01)

Brokerage, as adjusted	$631.7	$218.0	$413.7	$3.6	$410.1	$2.30

Risk Management, as reported	$92.5	$35.3	$57.2	$—	$57.2	$0.32
Workforce & lease termination	2.2	0.7	1.5	—	1.5	0.01

Risk Management, as adjusted	$94.7	$36.0	$58.7	$—	$58.7	$0.33

Corporate, as reported	$(286.8)	$(317.5)	$30.7	$27.0	$3.7	$0.02
Impact of 2015 litigation settlement	20.2	4.1	16.1	—	16.1	0.09

Corporate, as adjusted	$(266.6)	$(313.4)	$46.8	$27.0	$19.8	$0.11

Year Ended Dec 31, 2015
Brokerage, as reported	$413.4	$145.3	$268.1	$1.7	$266.4	$1.54
Gains on book sales	(6.7)	(1.7)	(5.0)	—	(5.0)	(0.03)
Acquisition integration	100.9	31.7	69.2	—	69.2	0.40
Workforce & lease termination	23.0	6.7	16.3	—	16.3	0.09
Acquisition related adjustments	39.8	11.3	28.5	—	28.5	0.16
U.K. statutory income tax rate change	—	4.2	(4.2)	—	(4.2)	(0.02)
Levelized foreign currency translation	(1.8)	(0.7)	(1.1)	—	(1.1)	(0.01)

Brokerage, as adjusted	$568.6	$196.8	$371.8	$1.7	$370.1	$2.13

Risk Management, as reported	$92.3	$35.1	$57.2	$—	$57.2	$0.33
Workforce & lease termination	2.9	0.8	2.1	—	2.1	0.01
Client run-off/bankruptcy	4.0	0.9	3.1	—	3.1	0.02
Acquisition related adjustments	(0.5)	(0.2)	(0.3)	—	(0.3)	—
Levelized foreign currency translation	(0.8)	(0.2)	(0.6)	—	(0.6)	—

Risk Management, as adjusted	$97.9	$36.4	$61.5	$—	$61.5	$0.36

Corporate, as reported	$(212.2)	$(276.0)	$63.8	$30.6	$33.2	$0.19
Impact of 2015 litigation settlement	(16.2)	1.5	(17.7)	—	(17.7)	(0.10)

Corporate, as adjusted	$(228.4)	$(274.5)	$46.1	$30.6	$15.5	$0.09

See “Information Regarding Non-GAAP Measures” on page 9 of 14.

Contact:
Ray Iardella
Vice President - Investor Relations
630-285-3661 or ray_iardella@ajg.com

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